Exhibit 10.1

AMENDMENT # 2

to the

NONEXCLUSIVE FIELD OF USE LICENSE AGREEMENT

dated March 29, 1999 (the "License Agreement")

by and between

EASTMAN KODAK COMPANY, on behalf of itself and its subsidiaries, ("Kodak")

and

eMAGIN CORPORATION, formerly FED Corporation, ("eMagin")

This Amendment # 2 shall amend and modify, to the extent of any inconsistency, the provisions of the above-identified License Agreement, as follows:

WHEREAS eMagin has acquired under the License Agreement certain licenses and other rights relating to Kodak's patents and know-how related to organic light-emitting diode (`OLED") technology and desires to eliminate and delay certain of its current and future license payments to Kodak under the License Agreement in order to have financial stability and to continue and grow its business;

WHEREAS eMagin has acquired certain of its own patents in OLED technology and one of those patents, U.S. Patent 6,337,492 BI, entitled "Serially-Connected Organic Light Emitting Diode Stack Having Conductors Sandwiching Each Light Emitting Layer" issued January 8, 2002 is of interest to Kodak, and this Amendment # 2 to the License Agreement is intended to grant to Kodak an exclusive license, and sublicensing rights, and certain other rights under such patent subject to and in accordance with the terms, conditions and limitations set forth in this Amendment # 2; and

WHEREAS eMagin wishes to retain a nonexclusive license under the Licensed Patent (as hereinafter defined) conveyed to Kodak for the Field of Use (as defined in the License Agreement) and Kodak is agreeable to eMagin retaining such license under the Licensed Patent for such Field of Use subject to and in accordance with the terms, conditions and limitations set forth in this Amendment # 2.

In consideration of these premises and of the mutual promises set forth below, the Parties agree as follows:

1.0	Add the following definition to the License Agreement in Section 2.0 on DEFINTIONS:

2.14.
"Licensed Patent" means the invention disclosures, if available, patent applications and patents (including letters patent, industrial designs, process patents and inventor's certificates) related to U.S. Patent 6,337,492 BI, entitled "Serially-Connected Organic Light Emitting Diode Stack Having Conductors Sandwiching Each Light Emitting Layer" issued January 8, 2002 and any inventions disclosed therein and all patents and applications claiming priority thereto or sharing priority therewith, and any and all rights to any of the foregoing anywhere in the world, including any provisional applications, substitutions, extensions, supplementary patent certificates, reissues, reexaminations, renewals, divisions, continuations in part or in whole, continued prosecution applications, requests for continued examination, and other similar filings or notices provided for under the laws of the United States or of any other country.

2.0	Add the following license grant to Kodak in the License Agreement in Section 3.0 on LICENSE GRANTS:

3.4
Grant by eMagin. Subject to the terms of this Agreement, eMagin hereby grants to Kodak and its Affiliates a fully paid-up, irrevocable, exclusive, world-wide, license, including the right to sublicense third parties, under the Licensed Patent to develop or have developed, make or have made, use, offer to sell, sell and import any tool, product, method, procedure, process or other subject matter whose manufacture, use, practice, or sale would constitute, but for the license granted to Kodak pursuant to the License Agreement as amended by this Amendment # 2, an infringement of any claim of the Licensed Patent, including spare parts and components for use in displays inside or outside the Field of Use. The term of the foregoing exclusive license shall be for the life of the Licensed Patent. In connection with the foregoing exclusive license, eMagin hereby confirms that under Section 18.6.3 of the License Agreement, eMagin has the full right and power to convey such exclusive license to Kodak. Notwithstanding that eMagin has granted the foregoing exclusive license to Kodak under the Licensed Patent, Kodak acknowledges and agrees that eMagin shall retain a nonexclusive, worldwide license under the Licensed Patent in and only in the Field of Use, including a nonexclusive right to license third parties under the Licensed Patent, in and only in the Field of Use. Each party hereby acknowledges and agrees that neither party shall have any obligation to account for or share any royalties or other consideration that may be received in connection with the grant of any sublicenses under their respective sublicensing rights under the Licensed Patent.

3.0	Add the following elimination and delay with respect to the payments eMagin owes or will owe to Kodak under the License Agreement in Section 4.0 on ROYALTIES AND PAYMENTS :

4.8	Elimination and Delay in Royalties to Kodak. In consideration for the rights granted to Kodak hereunder, eMagin shall:

(a)	owe to Kodak no royalty payments under Section 4.2 (a) - (c) of the License Agreement for the first six (6) months (from January 1 through June 30) of calendar year 2007; and
(b)
be granted a delay, without any interest, until December 1, 2007, of the remaining balance of Seventy Six Thousand Nine Hundred Seventy One U.S. Dollars ($76,971) that eMagin currently owes Kodak under Section 4.2 (a) - (c) of the License Agreement on its royalty payment for the fourth (4`h) quarter of calendar year 2006, at which time such remaining balance shall be fully due and payable;

(c)
be granted a delay, without any interest, until December 1, 2007, of the annual minimum royalty payment of One Hundred Twenty Five Thousand U.S. Dollars ($125,000) that eMagin currently owes Kodak under Section 4.2 (d) of the License Agreement as its annual minimum royalty payment due January 1, 2007 for calendar year 2007, at which time such annual minimum royalty payment for 2007 shall be fully due and payable; and

(d)
be granted a delay, without any interest, until December 1, 2008 of the annual minimum royalty payment of One Hundred Twenty Five Thousand U.S. Dollars ($125,000) that eMagin will owe Kodak under Section 4.2 (d) of the License Agreement as its annual minimum royalty payment due January 1, 2008 for calendar year 2008, at which time such annual minimum royalty payment for 2008 shall be fully due and payable.

4.0	Add the following provisions to the License Agreement with respect to other matters relating to the Licensed Patent:

1.
As of the Effective Date of this Amendment #2 and with respect to the Licensed Patent, eMagin hereby authorizes and designates Kodak to have full power and control and to have the sole authority, at Kodak's sole discretion, to prosecute Licensed Patent (including without limitation prosecution of any patent interference proceeding or other proceeding in the U.S. Patent and Trademark Office involving the Licensed Patent), maintain (or abandon as the case may be) the Licensed Patent and enforce in any country with respect to any and all third parties the Licensed Patent. Kodak shall be responsible for the reasonable expenses relating to each of the foregoing actions. In this connection, however, as of the effective date of this Amendment #2, eMagin hereby acknowledges and agrees to fully cooperate and assist Kodak in undertaking any of the foregoing actions, including without limitation: (a) promptly providing Kodak with full and complete access to all documentation, and information in the possession of eMagin and its counsel relating to prosecuting, maintaining and enforcing the Licensed Patent in any patent office or in any other administrative or judicial proceeding in any country, including without Iimitation, any patent office actions, maintenance fee payment information and other patent office, administrative or judicial communications and notices relating to the Licensed Patent; (b) initiating, at Kodak's request and at its expense, any enforcement action against any third party as to the Licensed Patent; and (c) authorizing and signing any documents or power of attorney and taking any other actions requested by Kodak to evidence and certify as to Kodak's rights to prosecute, maintain and enforce the Licensed Patent.

2.
WITH RESPECT TO THE PROSECUTION, MAINTENANCE OR ENFORCEMENT OF THE LICENSED PATENT AT ANY TIME, WHETHER PRIOR TO, ON OR FOLLOWING THE EFFECTIVE DATE OF THIS AMENDMENT #2, KODAK SHALL HAVE NO LIABILITY TO EMAGIN OR ANY OTHER ENTITY RECEIVING ANY INTEREST IN THE LICENSED PATENT FROM EMAGIN, FOR ANY ACTION OR INACTION TAKEN OR NOT TAKEN BY KODAK. THIS LIMITATION OF LIABILITY INCLUDES BUT IS NOT LIMITED TO INITIATING ANY ENFORCEMENT ACTIONS, AND/OR MAKING OR PARTICIPATING IN ANY EXAMINATIONS, AMENDMENTS, RESPONSES, APPEALS, ARGUMENTS, PAYMENTS, MAINTENANCE FEES OR ANNUITIES RELATING TO ANY OF THE INTELLECTUAL PROPERTY RIGHTS GRANTED TO KODAK UNDER THIS AMENDMENT # 2.

All other terms and conditions of the above-referenced License Agreement shall remain in full force and effect.

AMENDED AND AGREED TO EFFECTIVE THIS 14 DAY OF MAY, 2007.

EASTMAN KODAK COMPANY	EMAGIN CORPORATION (formerly FED CORPORATION
/s/ Laura G. Quatena	/s/ K. C. Park
Signature	Signature

Laura G. Quatena Printed Name	K. C. Park Printed Name

Title: Vice President	Title: CEO/President